UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2006

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)	On August 14, 2006, Plum Creek Timber Company, Inc. (the “Company”) appointed David W. Lambert, age 46, as Senior Vice President and Chief Financial Officer. During his 17 years with the Company, Mr. Lambert has held positions of increasing responsibility including: Vice President, Business Development from January 2006 to August 2006; Vice President, Treasurer from January 2002 to January 2006; Director of Planning, Treasurer from June 1998 to January 2002; and Director of Finance, Treasurer from November 1994 to June 1998. In his new role, Mr. Lambert will report to President and Chief Executive Officer, Rick Holley.

Mr. Lambert’s employment with the Company is at-will. Therefore, the Company has not entered into an employment agreement with him. A copy of the press release issued by the Company announcing Mr. Lambert’s appointment is included as an exhibit to this report and is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following Exhibit is filed with this report:

Exhibit No.

99.1	Press release issued by Plum Creek Timber Company, Inc. on August 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED: August 15, 2006

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

99.1	Press release issued by Plum Creek Timber Company, Inc. on August 14, 2006.

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